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                                  EXHIBIT 5.1

               OPINION OF COOLEY GODWARD CASTRO HUDDLESON & TATUM
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             [COOLEY GODWARD CASTRO HUDDLESON & TATUM letterhead]





May 10, 1996


SIBIA Neurosciences, Inc.
505 Coast Boulevard South
Suite 300
La Jolla, CA  92037

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by SIBIA Neurosciences, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 3,413,482 shares of the Company's Common Stock, $.001 par value (the "Shares"), for issuance upon exercise of options granted under the Company's (i) 1981 Employee Stock Option Plan, (ii) 1981 Consultant Stock Option Plan, (iii) 1992 Stock Option and Restricted Stock Plan, as amended, and (iv) Management Change-of-Control Plan, and options available for grant under the Company's (a) 1996 Equity Incentive Plan (b) Employee Stock Purchase Plan, and (c) 1996 Non-Employee Directors' Stock Option Plan (collectively, the "Plans").

In connection with this opinion, we have examined and relied upon the Registration Statement, the Plans, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and Plans, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY GODWARD CASTRO
HUDDLESON & TATUM

/S/ Thomas A. Coll
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Thomas A. Coll